履歴事項全部証明書

大阪市東淀川区西淡路一丁目１番３６号
株式会社東亜商工ジャパン
会社法人等番号　１２００－０１－１７５２９３

商　号	株式会社東亜商工ジャパン
本　店	大阪市東淀川区西淡路一丁目１番３６号
公告をする方法	電子公告により行う。 ｈｔｔｐ：／／ｗｗｗ．ｔｏａｓｈｏｋｏ－ｊａｐａｎ．ｃｏｍ
会社成立の年月日	平成２５年１月２８日
目　的	１．消耗品、生活用品の研究開発、製造販売及び輸出入 ２．工業製品の研究開発、製造販売及び輸出入 ３．食料品、健康器具、衣料品の研究開発、製造販売及び輸出入 ４．金属類、プラスチック類の販売及び輸出入 ５．倉庫業、運送業 ６．飲食店の運営 ７．フランチャイズ店の開発、経営指導 ８．知的財産権の管理 ９．出版物その他メディアの企画、製造販売 １０．経営コンサルティング １１．上記各号に附帯関連する一切の業務
発行可能株式総数	１０００万株
発行済株式の総数並びに種類及び数	発行済株式の総数 １００万株
資本金の額	金１００万円
株式の譲渡制限に関する規定	当会社の株式を譲渡により取得するには、当会社の承認を要する。
役員に関する事項	取締役　　阿　部　肇
	大阪市淀川区西中島六丁目２番１５－５０６号 代表取締役　　阿　部　肇
登記記録に関する事項	設立 平成２５年　１月２８日登記

大阪市東淀川区西淡路一丁目1番36号
株式会社東亜商工ジャパン
会社法人等番号　1200－01－175293

これは登記簿に記録されている閉鎖されていない事項の全部であることを証明した書面である。

平成25年　1月30日

大阪法務局
登記官　　　　　　　　篠　原　辰　夫

整理番号　ウ103967　　＊　下線のあるものは抹消事項であることを示す。

CERTIFICATE OF ALL REGISTERED MATTERS
INCLUDING ALL HISTRICAL RECORDS

1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka
TOA Shoko Japan Co., Ltd.
Corporate Registration No.: 1200-01-175293

Company Name	TOA Shoko Japan Co., Ltd.
Head Office	1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka
Method of public notice	Public notice shall be given by the electronic public notice. http://www.toashoko-japan.com
Date of incorporation of the Corporation	January 28, 2013
Purposes of the Corporation	1. Development , production, selling, export or import of consumables or commodities 2. Development , production, selling, export or import of industrial products 3. Development , production, selling, export or import of food, health equipment or clothing 4. Selling, export or import of metals or plastics 5. Warehousing business or transportation business 6. Management of restaurants 7. Development and direction of franchisees 8. Management of intellectual properties 9. Planning, publishing or selling of publications or other media 10. Management consulting 11. Any businesses incidental or relating to any of the preceding items.
Total number of authorized shares	10,000,000 shares
Outstanding balance of shares issued ,class and amount.	Outstanding balance of shares issued 1,000,000 shares
Amount of capital stock	1,000,000 JPY
Rule of restriction on transfer of shares	In case of transfer of shares of the Corporation, approval of the Corporation shall be required.
Matters relating to the directors	Director Hajime Abe
	6-2-15-506, Nishinakajima, Yodogawa-ku, Osaka Representative Director Hajime Abe
Matters relating to registered record	Incorporation Registered on January 28, 2013

Ref. Number: U103967
*Any underlined sections show they were deleted.

1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka
TOA Shoko Japan Co., Ltd.
Corporate Registration No.: 1200-01-175293

This is the document to certify that the foregoing is all currently valid items registered in the commercial register.

January 30, 2013
Osaka Legal Affairs Bureau
Registrar : Tatsuo Shinohara

Official Seal of the Registrar, Osaka Legal Affairs Bureau

I hereby certify that the above translation is true and accurate to the best of my knowledge.

HAJIME ABE

Hajime Abe, President